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                                                                   EXHIBIT 10.10

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease"), is made and entered into this 4th day of February, 2000, by and between THE SUMMIT NATIONAL BANK, a wholly-owned subsidiary of SUMMIT BANK CORPORATION, a Georgia corporation (hereinafter called "Tenant"), and THREE RIVERS LAND DEVELOPMENT, L.L.C., a Georgia limited liability company (hereinafter called "Landlord")

                                  WITNESSETH:

         WHEREAS, Landlord is the owner of certain real property located in Land Lots 274 and 283 of the 6th District of Gwinnett County, Georgia, and reflected on that certain survey dated January 7, 2000, prepared by Patterson & Smith, Inc. (Project No. HADS9001) on behalf of Landlord, and commonly known as 3280 Holcomb Bridge Road, Norcross, Gwinnett County, Georgia (the "Property"); and

         WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the portion of the Property cross-hatched or otherwise specified on Exhibit "A" (the "Leased Property" or the "Premises") upon the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the covenants and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. Purchase Agreement. This Lease Agreement is contingent upon the Landlord's acquisition of the Property from Tenant, pursuant to the terms of a certain Purchase and Sale Agreement of even date herewith. In the event Landlord fails to acquire the Property, regardless of the reason therefor, neither party shall have any obligations hereunder, and this Lease Agreement shall be null and void.

         2. Premises. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by Tenant, has leased and rented, and by these presents does lease and rent, unto Tenant, and Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the Premises, together with the nonexclusive right to use the entranceways, exitways, driveways, and designated parking spaces, located from time to time on the Property, subject to such reasonable rules and regulations as Landlord shall adopt. It is acknowledged that the Premises shall consist of approximately 2,500 rentable square feet on the first floor of the building, and such reasonable space on the second floor thereof necessary to provide Seller with men's and women's restrooms, a break room, a conference room, and a storage area. Landlord and Tenant stipulate and agree that the rentable square footage specified in the preceding sentence is merely an estimate, and that the size of the


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actual Premises shall be determined upon completion of the Plans (as defined in the Work Letter attached as Exhibit "B" hereto).

         3. Term. The initial term of this Lease and Tenant's obligation to pay rent hereunder (subject to the provisions of Section 4(d)) shall commence on February 4, 2000 (the "Commencement Date"), and shall continue for a period of five (5) Lease Years, unless sooner terminated as hereinafter provided. Notwithstanding the foregoing, Tenant may terminate this Lease at any time upon one hundred eighty (180) days notice to Landlord.

If the Premises are not substantially completed on or prior to the Commencement Date for any reason other than an omission, delay, or default caused by Tenant, the Commencement Date shall be extended, and Base Monthly Rent shall abate until the initial Tenant improvements (as referenced in Section 18(a)) are substantially complete and Landlord can deliver possession, and Tenant hereby accepts such abatement in full settlement of any and all claims Tenant may have against Landlord arising from Landlord's inability to deliver possession on such date. Promptly after the Commencement Date, Landlord shall send to Tenant a Confirmation Notice in the form of Exhibit "C" attached hereto and by this reference made a part hereof, specifying the Commencement Date, the date of expiration of the initial lease Term established in accordance herewith and certain other matters Landlord may deem appropriate.

For purposes of this Lease, the term "Lease Year" shall mean the twelve (12) full calendar months commencing on the first (1st) day of the month immediately following the month in which the Commencement Date of this Lease occurs, unless the Commencement Date of this Lease is the first (1st) day of the month, in which event the first (1st) Lease Year shall commence on such Commencement Date and each subsequent Lease Year shall commence on the anniversary of such Commencement Date. If the Commencement Date of this Lease is other than the first (1st) day of a calendar month, the period immediately following the Commencement Date through the end of the month in which the Commencement Date occurs shall be deemed to be, and referred to as, the "First Partial Month." If the term of this Lease begins other than on the first (1st) day of a calendar month, then the prorated Base Monthly Rent for such month shall be payable on the Commencement Date of the term. Tenant shall deliver all rental payments to Landlord at the address specified in Section 29 of this Lease.

         4. Rental.

                  (a) During the term of this Lease, including any extensions or renewals hereof, Tenant agrees to pay to Landlord, without demand, deduction or set-off (except as expressly permitted herein), a base annual rental payable in monthly installments ("Base Monthly Rent") as hereinafter provided. The Base Monthly Rent shall be payable in advance


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on the first (1st) day of each and every month during the term of this Lease. If this Lease shall be in effect for less than all of a particular calendar month, the Base Monthly Rent for such month shall be prorated on a daily basis.

                  (b) The Base Monthly Rent for each month during the Term shall be Two Thousand Eighty Three and 33/100 Dollars ($2,083.33).

                  (c) If any monthly installment of Base Monthly Rent is not paid on or before the fifth (5th) day of the month for which such Base Monthly Rent is due, Tenant shall pay Landlord a late charge equal to five (5%) percent of such delinquent Base Monthly Rent. The parties acknowledge that Landlord's actual damages in the event of Tenant's failure to timely pay Base Monthly Rent will be difficult or impossible to ascertain, and that the aforesaid late charges represent a reasonable pre-estimate of the probable loss to Landlord as a result of such delinquency. The aforesaid late charge is not intended as a penalty, but as liquidated damages in accordance with O.C.G.A. Section 13-6-7 in the event of Tenant's failure to timely pay Base Monthly Rent. Nothing in this Paragraph 4 shall be deemed to permit the payment of rental by Tenant after its due date; and notwithstanding the late charges provided herein, if Tenant shall fail to pay any monthly installment of Base Monthly Rent when due, Landlord shall have all rights and remedies provided in this Lease with respect to Tenant's failure to pay rent, including but not limited to those rights and remedies set forth in Paragraphs 19 and 20 of this Lease.

                  (d) Notwithstanding anything to the contrary contained herein, Tenant's obligation to pay Base Monthly Rent as set forth in this Section 4, shall commence upon substantial completion of the initial tenant improvements described in Section 18(a). Notwithstanding the foregoing, or any other contrary provision in this Lease, in the event Landlord shall elect not to commence construction of the initial tenant improvements, Tenant's obligation to pay Base Monthly Rent shall commence immediately upon the delivery of notice of same to Tenant.

         5. Taxes.

                  (a) During the term of this Lease, including any extensions or renewals hereof, Landlord covenants and agrees to pay and discharge as they become due all real estate ad valorem taxes, assessments and all governmental charges of any nature levied, assessed or imposed by any governmental authority on the Property or any part thereof, during the term hereof, including, without limiting the foregoing, real estate taxes, sanitary sewer taxes and special assessments assessed by any governmental authority against the Property.


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                  (b) During the term of this Lease, including any extensions or renewals hereof, Tenant covenants and agrees to pay and discharge as they become due all personal property ad valorem taxes with respect to Tenant's inventory, equipment, furniture and other personalty within the Premises owned or used by Tenant on the Premises. If Tenant shall fail to pay same, Landlord shall have the right, but not the obligation, to pay same, and the amount of such payments shall be paid by Tenant to Landlord in addition to the Base Monthly Rent next due under Paragraph 4; and upon non-payment thereof, Landlord shall have the same rights and remedies as otherwise provided in this Lease for failure of Tenant to pay rent.

                  (c) If any governmental authority imposes upon Landlord, pursuant to statute, ordinance, regulation, order or otherwise, a tax, levy, assessment or other imposition based upon the gross rentals received by Landlord under the terms of this Lease, Tenant shall, without prior demand, pay to Landlord the amount thereof at the time or times the same may fall due with respect to the term of this Lease. The tax, levy, assessment or imposition to which reference is hereinabove made shall include sales, excise or similar taxes, but shall not include any net income, franchise, capital stock, estate or inheritance taxes imposed upon Landlord. These sums shall be paid in addition to the rent reserved under Paragraph 4, all of said charges provided to be paid by Tenant hereunder shall constitute additional rent, and upon any non-payment thereof Landlord shall have the same rights and remedies as otherwise provided in this Lease for failure of Tenant to pay rent.

         6. Use of Premises. Tenant agrees to use the Premises for a bank branch, and such additional uses as are incidental thereto. Tenant shall be solely responsible for obtaining all business licenses applicable to its use of the Premises. The Premises shall not be used for any illegal purpose, nor in any manner to create any nuisance or trespass.

         7. Use Restrictions. Neither the Premises, nor any portion of the Property shall be used for any illegal purpose, nor in any manner to create any nuisance (including a nuisance to other tenants of the Property) or trespass. Notwithstanding the foregoing, Tenant shall not use the Premises for any one or more of the following purposes:

                  (a) for the conduct of a business operation known to the trade as a schlock store or low end store, or for a business operation which regularly or with significant frequency sells merchandise of the types or qualities now commonly known as "bankruptcy", "fire sale" or "fire damaged"; or

                  (b) for any purpose or business which is noxious or unreasonably offensive because of emission of noise, smoke, dust or odors; or


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                  (c) for a bar business which serves alcoholic beverages for on premises consumption but does not also serve food to customers; or

                  (d) for any "amusement operation", so-called, which term shall mean and include any activity consisting wholly or in substantial part of the furnishing of entertainment or amusement facilities, whether or not as a business or as a part of an aspect of a business, including, without limitation, "penny arcades", so-called, amusement games or devices (electronic, video or otherwise) and "discos", so-called; or

                  (e) for any business using a substantial amount of outdoor space in its regular operations, such as lumber yards, boat sales yards and the like.

Landlord covenants that the foregoing Use Restrictions shall be included in any lease between Landlord and any other tenant of the Property, and hereby grants to Tenant the authority to enforce directly the foregoing Use Restrictions against any other tenant of the Property.

         8. Maintenance and Repairs.

                  (a) Premises. During the term of this Lease including any extensions or renewals thereof, Tenant agrees to maintain and keep the Premises in good condition, order and repair, reasonable wear and tear excepted; provided, however, upon the first renewal of this Lease, Landlord shall provide Tenant with a reasonable allowance for carpet replacement and repainting the Premises, and upon each other renewal, Landlord shall provide Tenant with a reasonable allowance for carpet replacement only. Tenant shall be responsible for only items of ordinary maintenance, including garbage removal and janitorial services to the Premises. Landlord shall be responsible for the repair and replacement of any portion of the electrical, HVAC, or plumbing systems serving the Premises.

                  (b) Common Area Maintenance and Repairs. Except as otherwise provided herein, during the term of this Lease including any extensions or renewals thereof, Landlord shall maintain the Property, including, but not limited to, the parking lot, walks, driveways, lawn, landscaping and grounds of the Property in good condition, order and repair. In addition to the foregoing, Landlord shall maintain the exterior of the building located upon the Property in good condition and in an attractive appearance. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the building located upon the Property; (ii) mechanical (including HVAC, electrical, plumbing and fire/life safety systems serving the building in general; and (iii) the roof of the building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.


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                  (c) Reimbursement. To the extent maintenance or repair is not covered by payments under contracts of insurance of the party responsible pursuant to this Section 8, and is necessitated by breach of this Lease, gross negligence, or willful acts by the other party or its agents, contractors, employees, invitees, licensees, or assigns (together "that other party"), then the cost shall be borne by that other party, and shall be reimbursed upon demand. If that other party is Tenant, such cost shall be deemed Base Monthly Rent hereunder. For purposes of this Section 8(c), the phrase "contracts of insurance" shall include (in addition to existing policies of insurance), such policies of insurance as are required hereunder, even if such required policies were not obtained by the party responsible therefor.

         9. Utilities. Tenant shall pay all costs and expenses for separately metered telephone, electricity, gas, water, sewer and other utility services provided to the Premises; provided, however, it is the intent of the parties that such costs and expenses shall be limited to utility usage charges, and Landlord shall pay all costs and expenses related to the installation of separate utility metering devices as part of the initial Tenant improvements contemplated by the provisions of Section 18(a). Tenant shall promptly pay all bills for such utilities and services as and when they become due and payable and shall not permit any liens to be placed on the Premises or any other portion of the Property by reason of Tenant's failure to pay such bills. Tenant shall indemnify and hold Landlord harmless from and against any loss, liability or damage that Landlord may suffer or incur by reason of Tenant's failure to timely pay any such bills. If Tenant shall fail to pay any such bills, Landlord shall have the right, but not the obligation, to pay same, and the amount of such payments shall be paid by Tenant to Landlord in addition to the Base Monthly Rent next due under Paragraph 4; and upon non-payment thereof, Landlord shall have the same rights and remedies as otherwise provided in this Lease for failure of Tenant to pay rent.

         10. Insurance.

                  (a) Fire and Extended Coverage. At its expense, Landlord shall, at all times during the term of this Lease, including any extensions or renewals hereof, keep the Property insured against loss or damage by fire and the extended coverage hazards ("all risk"), such as vandalism and malicious mischief, for the full replacement value of the building and any other improvements located upon the Property. All proceeds of such casualty insurance shall be paid to Landlord.

                  (b) Tenant's Personal Property Coverage. Tenant shall obtain and pay for any insurance it desires with respect to its personal property located within the Premises. All such policies shall contain endorsements waiving the insurer's rights of subrogation against Landlord for any reason whatsoever.

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                  (c)      Public Liability. In addition to any liability
insurance maintained by Landlord (at Landlord's expense), Tenant shall maintain in effect throughout the term of this Lease, including any extensions or renewals hereof, at Tenant's sole expense, comprehensive general liability insurance including personal liability coverage insurance covening the Premises and its appurtenances and the sidewalks, if any, fronting thereon, stipulating a combined single limit of liability of not less than One Million Dollars ($1,000,000). Such insurance shall specifically insure Tenant against all liability assumed by it hereunder, as well as liability imposed by law, and shall name Landlord as an additional insured so as to create the same liability on the part of the insurer as though separate policies had been written for Landlord and Tenant. All such policies shall contain endorsements waiving the insurer's rights of subrogation against Landlord for any reason whatsoever. Landlord covenants that the foregoing liability insurance requirements shall be included in any lease between Landlord and any other tenant of the Property.

                  (d) Worker's Compensation. Tenant shall maintain in effect throughout the term of this Lease, at Tenant's sole expense, worker's compensation insurance with at least statutory limits.

                  (e) Blanket Insurance. Notwithstanding anything to the contrary contained in this Paragraph 10, Tenant's obligations to carry the insurance provided for herein may be bought with the coverage of a blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance.

All insurance policies procured and maintained by Tenant pursuant to this
Section 10 shall name Landlord and any additional parties reasonably designated by Landlord as additional insureds, shall be carried with companies licensed to do business in Georgia having a rating from Best's Insurance Reports of not less than A-/X, and shall be non-cancelable and not subject to material change except after thirty (30) days' written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rent Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

         11. Waiver of Subrogation.

                  (a) Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Premises, the Property and contents therein, a waiver by the insurer of all


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right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured.

                  (b) Landlord and Tenant agree to look to their respective insurance coverage for recovery of any insured loss or damage to the Premises or the Property. Landlord and Tenant each waive all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

         12. Casualty. In the event the Premises is damaged or destroyed in whole or in part by storm, fire, lightning, earthquake or other casualty, and provided Tenant shall not have caused or contributed to such casualty, there shall be an equitable abatement of the Base Monthly Rent due hereunder and Landlord shall promptly repair or restore the Premises at Landlord's sole cost and expense, less insurance proceeds received in connection with such loss (whether received by Landlord or Tenant), to substantially the same condition as before the damage (exclusive of any tenant improvements, the cost of which shall be paid by Tenant). Notwithstanding anything to the contrary provided in this Paragraph 12, if the Premises is damaged by fire or other casualty to the extent of more than fifty (50%) percent of the replacement cost thereof or during the last Lease Year of the current term hereof, then, Landlord may terminate this Lease upon notice to Tenant within thirty (30) days of such casualty. All repairs and restorations shall be made in a good and workmanlike manner and shall be paid for by Landlord. In the event the insurance proceeds received in connection with such loss are insufficient to restore or repair the Property, and Tenant is unwilling to contribute such funds as may be necessary to repair or restore the Property, Landlord may terminate this Lease, which termination shall be effective as of the date of such casualty,

         13. Condemnation. If all of the Premises shall be condemned or taken by any legally constituted authority for any public use or purpose, then this Lease shall terminate on the date on which possession thereof is taken by the condemning authority as though such date had been fixed for the expiration of the term hereof. If the Property shall be condemned or taken by any legally constituted authority for any public use or purpose in such material part as will make the Premises substantially unusable by Tenant for the continued operation of Tenant's business, then, at the option of Landlord or Tenant, this Lease shall terminate upon the date on which possession thereof is taken by the condemning authority as though such date had been fixed for the expiration of the term hereof, provided, however, that the parties agree that a condemnation or taking of five (5%) percent or less of the Premises shall not be deemed a material condemnation or taking enabling Landlord or Tenant to terminate this Lease pursuant to this Paragraph 13. In the event any portion of the Premises is taken, and this


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Lease is not terminated pursuant to this Paragraph 13, there shall be an equitable abatement of the rentals due hereunder, based on the remaining portion of the Premises, and Landlord shall, at its sole cost and expense, promptly commence and diligently complete the repair and restoration of the Property so that upon completion, the Property will constitute a complete architectural unit with an appearance, character and commercial value as nearly as possible equal to the value of the Property immediately prior to the taking. In the event of any such condemnation or taking, the entire award or compensation attributable to the taking, of the Property, including without limitation, the leasehold interest with respect to the Premises and all improvements located thereon, shall be paid to and belong to Landlord. Nothing herein shall be construed to prevent Tenant from seeking an award directly from the condemning authority for the value of Tenant's loss of business, removable trade fixtures, and moving expenses, provided such claim does not reduce the award otherwise payable to Landlord. In no event shall Tenant seek any award or compensation based on the value of this Lease or its leasehold interest in the Premises and Tenant assigns all such claims irrevocably to Landlord.

         14. Indemnity.

                  (a) Except to the extent a claim is caused by Landlord's negligence, and subject to the provisions of Section 11, Tenant shall indemnify and hold Landlord harmless from and against any and all liabilities, claims, damages or demands, including but not limited to those for any death or personal injury or damage to property, in any way arising out of or in connection with the condition, use or occupancy of the Premises or any other portion of the Property (but only to the extent same arises out of the activities of Tenant, its agents, employees, contractors, licensees or invitees), and from all costs and expenses including but not limited to reasonable investigation and attorneys' fees, incurred by Landlord in connection therewith

                  (b) Tenant hereby covenants and agrees that at all times during the term of this Lease, including any extensions or renewals hereof, Tenant shall comply with all applicable federal, state, local or other environmental laws, standards, rules, regulations, or court or administrative orders regulating Tenant's occupation and/or operation and/or use of the Premises or any other portion of the Property including, but not limited to the Resource Conservation & Recovery Act (a/k/a The Solid Waste Disposal Act), 42 U.S.C. 6901, et. seq., and the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et. seq. Tenant hereby agrees to indemnify and hold Landlord and the Property harmless from any and all liabilities, obligations, charges, losses, damages, penalties, claims, demands, actions, suits, judgments, costs, expenses and disbursements (including, without limitation, engineers' fees, soil testing and chemical analysis costs and reasonable investigation and attorney's fees) of any nature or type, imposed on or incurred by Landlord or the Property or asserted against Landlord or the Property by any other party or parties


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(including, without limitation, any governmental entity) arising, out of or resulting from or relating to any violation of the foregoing environmental laws.

                  (c) Except to the extent a claim is caused by Tenant's negligence, and subject to the provisions of Section 11, Landlord shall indemnify and hold Tenant harmless from and against any and all liabilities, claims, damages or demands, including but not limited to those for any death or personal injury or damage to property, in any way arising out of or in connection with the condition, or its use, of the Property (but only to the extent same arises out of the activities of Landlord, its agents, employees, contractors, licensees or invitees), and from all costs and expenses including but not limited to reasonable investigation and attorneys' fees, incurred by Tenant in connection therewith.

                  (d) The provisions of this Paragraph 14 shall survive the expiration or sooner termination of this Lease for any reason whatsoever, and shall apply whether or not the same should be covered adequately by any insurance.

         15. Governmental Orders and Regulations. (a) To the extent same specifically apply to Tenant's use or occupancy of the Premises, Tenant shall, at its sole cost and expense, comply with all applicable rules, regulations, ordinances and requirements of governmental authorities and decrees of courts requiring any action, where such rules, regulations, ordinances, requirements, orders or decrees are applicable to or result from the manner in which Tenant uses and occupies the Premises.

                  (b) Tenant shall not do or permit to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Property or on the property kept therein, or conflict with the laws relating to fires, or with the regulations of the local fire department, or any part thereof, or conflict with any of the rules and ordinances of the local board of health or similar authority. Landlord covenants that the provisions of this Section 15(b) shall be included in any lease between Landlord and any other tenant of the Property.

         16. Assignment and Subletting. (a) Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld,
(1) assign this Lease, or any interest herein, or (ii) sublet the Premises, or any portion thereof, or (iii) permit the use of the Premises by any party other than Tenant, or (iv) mortgage, pledge or hypothecate this Lease or (v) otherwise transfer any interest in this Lease or the Premises by operation of law or otherwise. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only upon the prior written consent of Landlord. Any assignee or sublessee of Tenant, at the option of Landlord, shall become


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directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability to Landlord hereunder. Any such transfer without Landlord's consent shall be null and void. Notwithstanding the foregoing, Tenant may assign this Lease to a related entity, without Landlord's consent, for safety and soundness reasons, if so suggested in writing by a governmental bank regulatory authority or agency having jurisdiction over Tenant's operations; provided such assignment (A) is to an entity, the majority ownership of which is common to that of the Tenant, (B) will not have the effect of altering or otherwise changing the operations conducted upon the Premises, which operations shall remain those of Tenant, and
(C) is not undertaken in connection with any of the events described in Section 16(b). Tenant acknowledges and represents it will exercise its rights under the foregoing sentence in good faith, acknowledging that the Base Monthly Rent reserved hereunder is below fair market value, and that due to the nature of this transaction, the possibility exists for exercising such assignment rights to the detriment of Landlord. Promptly upon any assignment for which Landlord's consent shall not be necessary, Tenant shall notify Landlord of such assignment.

                  (b) Notwithstanding the foregoing, in the event (i) Tenant shall merge with another bank or other financial institution, or (ii) transfer to another bank or financial institution all or substantially all of its assets or properties, and as a result of any of the foregoing transactions there shall be a change in the identity of the Tenant, the provisions regarding Base Monthly Rent in Section 4(b) shall be deleted, and the following substituted in lieu thereof. As a result of such change, Base Monthly Rent shall be calculated as if the following provisions had been effective from the Commencement Date:

         - Base Monthly Rent for each month during the First Lease Year of the Term shall be Three Thousand One Hundred Twenty Five and No/100 Dollars ($3,125.00).

         - The Base Monthly Rent which is payable by Tenant each month commencing upon the Second Lease Year, and adjusted annually thereafter, will be that amount which is equal to the product of the Base Monthly Rent payable during the last month of the preceding Lease Year multiplied by a fraction, the numerator of which is the Consumer Price Index for the month which is three months prior to the last month of the preceding Lease Year and the denominator of which is the Consumer Price Index for the month which is three months prior to the first month of the preceding Lease Year. "Consumer Price Index" shall mean the "Consumer Price Index for All Urban Consumers, All Items Index Base Year 1982 - 1984 =100," unless otherwise noted, as published by the Bureau of Labor Statistics, United States Department of Labor, (U.S. City Average), or, if such Index is discontinued, the most nearly comparable Index published by the Bureau of Labor Statistics or other official agency of the United States


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

                  Government. Notwithstanding the foregoing, no single adjustment in Base Monthly Rent shall exceed five percent (5%).

         - In the event (a) the publication frequency of the Consumer Price Index is changed so that no Consumer Price Index is available for a date specified in this Lease, or (b) no Consumer Price Index is currently published for a date specified in this Lease, the parties shall use the Consumer Price Index in effect for the date closest to the anniversary date of each Lease Year, and which will allow any rent adjustment to be calculated prior to and effective as of the anniversary date for such Lease Year.

         17. Removal of Tenant's Personal Property. Provided Tenant is not in default hereunder, Tenant may, upon the expiration of the term hereof, remove from the Premises Tenant's readily movable and unattached personalty. Such property of Tenant which Tenant fails to remove from the Premises by the expiration of this Lease shall be considered to have been abandoned by Tenant and may be retained or disposed of by Landlord in any manner whatsoever without accounting to Tenant for the same or being liable in any way to Tenant or any other person or entity for such disposition. Tenant shall repair any and all damages to the Premises caused by Tenant's removal of such personalty from the Premises.

         18. Initial Tenant Improvements; Alterations.

                  (a) All initial Tenant improvements to the Premises shall be completed at Landlord's expense in accordance with plans and specifications prepared jointly by Landlord and Tenant. To the extent such plans and specifications have not been prepared or approved prior to the execution of this Lease, Landlord and Tenant shall in good faith cooperate in the preparation and approval of same; and upon completion and approval of same, the plans and specifications shall be deemed to be an Exhibit hereto. The parties acknowledge that the Property is presently owned and occupied by Tenant, and that this Lease Agreement is executed in conjunction with sale of the Property to Landlord. It is the intent of the parties that the building existing upon the Property shall be subdivided, and the Landlord shall retrofit said building to provide that the Premises shall be harmonious with the existing architectural design and finishes presently existing within the building. Notwithstanding anything to the contrary contained herein, Tenant's obligation to pay Rent as set forth in Section 4 hereof, shall commence upon substantial completion of this initial tenant improvements. With the exception of the rent abatement provided in this Section, Landlord shall not be liable to Tenant for any interruption in Tenant's business during the period of construction of the initial Tenant improvements, or for any delay in completion of same.

                  (b) Tenant shall make no alterations, additions or improvements to the configuration or location of the improvements located on the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant will not permit any mechanic's or materialmen's or other liens to stand against the Premises or any other portion of the Property for any labor or material furnished Tenant in connection with repairs, alterations, additions and improvements or work of any character performed on the Premises by or at the direction of Tenant. Tenant shall obtain and promptly upon request by Landlord shall deliver to Landlord lien waivers and affidavits of payment from all contractors, subcontractors and materialmen who provide services or materials to the Premises. All repairs, alterations, additions and improvements shall be completed and paid for as and when they become due and payable. Landlord shall use reasonable efforts to undertake any work upon the Property in a manner which will minimize interference with Tenant's business upon the Premises.

         19. Default. In the event (a) Tenant shall default in the payment, when due, of any installment of rent or other charges or money obligations to be paid by Tenant hereunder and fail to cure such monetary default within five (5) days after written notice thereof from Landlord (all of which monetary obligations of Tenant shall bear interest from the date due until paid at the rate of eighteen (18 %) percent per annum or the highest rate allowed under Georgia law, whichever is lower); or (b) Tenant shall default in performing any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant's monetary obligations hereunder) and fails to cure such non-monetary default within fifteen (15) days after written notice thereof from Landlord; provided, however, if the nature of such non-monetary default is such that it cannot reasonably be cured within said fifteen (15) day period, Tenant shall be deemed in default hereunder if Tenant fails to commence to cure such non-monetary default within said fifteen (15) day period or fails to diligently and continuously pursue such appropriate actions to completion in order to cure such non-monetary default as soon as is reasonably practicable; or (c) Tenant files a voluntary petition of bankruptcy or an involuntary petition is filed against Tenant and not dismissed within thirty (30) days; or (d) a permanent receiver is appointed for Tenant's property; or (e) whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or (f) Tenant ceases to operate its business upon the Premises upon such hours as are customary for other businesses similar to Tenant; or (g) Tenant abandons the Premises; (h) Tenant makes an assignment for the benefit of creditors; or (i) Tenant's effects should be levied upon or attached under process against Tenant, and not satisfied or dissolved within ten (10) days after Tenant's receipt of written notice from Landlord to Tenant to obtain satisfaction thereof, then, and in any of said events, Landlord, at its option, may pursue any one or more of the remedies set forth herein without any further notice or demand whatsoever.

         20. Remedies upon Default. Upon the occurrence of an uncured Default hereunder Landlord, at its option, may pursue any one or more of the following remedies set forth herein without any further notice or demand whatsoever.

                  (a) Landlord, at its option, may at once, or at any time thereafter, terminate this Lease by written notice to Tenant, whereupon this Lease shall end. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord, and Landlord may forthwith re-enter the Premises and repossess himself thereof, and at Tenant's expense remove all persons and effects therefrom, using such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

                  (b) Landlord, at its option, may at once, or at any time thereafter, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and with Tenant remaining liable for all rental due hereunder as and when such rental becomes due (including any rental then past due); and, if Landlord so elects, make such alterations and repairs as, in Landlord's reasonable judgment, may be necessary to relet the Premises, and relet the Premises and any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may reasonably deem advisable and receive the rent therefor. Upon each such reletting all rent received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord, including interest thereon as herein provided; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees, attorney's fees and the reasonable cost of any such alterations and repairs; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

                  (c) In the event Landlord terminates this Lease in accordance with the provisions of this Paragraph 20, Landlord may, at its option and in addition to any other remedy he may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant's default hereunder, including the cost of recovering the Premises, reasonable attorney's fees, and all rent for the period prior to such termination, all of which sums shall become immediately due and payable by Tenant to Landlord upon demand of Landlord.

                  (d) Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or provided at law or in equity, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant's violation of any of the covenants and provisions of this Lease.

                  (e) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices thereunder and under this Lease the person in charge of the Premises at the time such proceedings and notices are served, and if no person is then in charge of the Premises, then such service or notice may be made by attaching the same to the main entrance of the Premises, provided that a copy of any such proceedings or notices shall be mailed to Tenant in the manner specified in Paragraph 29 hereof.

                  (f) Notwithstanding anything to the contrary provided in this Paragraph 20, Tenant shall only be entitled to written notice of a monetary default two (2) times during any twelve (12) month period and after the delivery of two (2) such notices during the twelve (12) month period, in the event of a subsequent default in the payment of any installment of rent or other charges or money obligations to be paid by Tenant hereunder, Landlord may pursue any one or more of the foregoing remedies set forth in this Paragraph 20 without any further notice or demand to Tenant whatsoever.

         21. Default by Landlord. Landlord shall in no event be in default in the performance of any of its obligations contained in this Lease unless and until Landlord shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Notwithstanding any default by Landlord, except as provided herein, Tenant shall not be excused from the obligation to pay all rents and charges required under this Lease as the same become due. Tenant shall be limited for the satisfaction of any money judgment against Landlord solely to Landlord's interest in the Premises, and no other property or assets of Landlord or the individual partners, members, directors, officers, or shareholders of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of said money judgment. If, following expiration of the notice periods provided herein, Landlord does not timely maintain the Premises as required herein, Tenant shall have the right to perform such maintenance and in such event will be promptly reimbursed, and should Landlord fall to promptly reimburse Tenant, Tenant may set-off such amounts against Base Monthly Rent (provided, the amount set-off in any particular month shall not exceed fifty percent (50%) of Base Monthly Rent for such month, with any remaining amounts to be setoff in subsequent months).

         22. Signs. (a) Any and all signs placed on the Property by Tenant shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. Further, any and all sips placed upon the Property by Tenant shall be installed and maintained at Tenant's sole cost and expense and in compliance with all applicable zoning and building codes and such rules as Landlord may from time to time reasonably prescribe, Tenant shall be liable to Landlord for any damage caused by the installation, use or maintenance of said sips, and Tenant agrees upon removal of said signs to repair all damage incident to such removal.

                  (b) Provided the original Tenant named herein shall remain the Tenant, Landlord shall not place any signs upon the exterior of the building located upon Property without Tenant's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall give its consent or denial of Landlord's proposed signage within ten (10) days of Landlord's request, and if approval of same shall be denied, Tenant shall specify the reasons for such denial. Unless timely denied, Landlord's proposed signage shall be deemed approved. The rights of Tenant contained in this Section 22(b) shall apply only to the Tenant named in this Lease, and shall expire upon any assignment or sublease by Tenant, or upon the occurrence of any of the events specified in the second paragraph of Section 16 above.

         23. Entry. Landlord may enter the Premises during normal operating hours, without notice, to exhibit the same to actual or prospective purchasers, insurers, lenders, investors or tenants, to inspect and examine the same, and for such other purposes as Landlord reasonably may desire.

         24. Subordination and Non-Disturbance. This Lease and the rights of Tenant hereunder shall be and are subject and subordinate at all times to any mortgage, deed to secure debt or other security instruments which may now or hereafter constitute a lien or encumbrance upon the Premises or any other part of the Property (hereinafter referred to as a "Mortgage"). This subordination shall be self-operative. Although such subordination is and shall be automatic and self-operative, Tenant shall promptly execute and deliver such further instruments confirming such subordination as may be requested by Landlord. If any such Mortgage shall hereafter be foreclosed, or if the Premises or any other portion of the Property shall be sold under power of sale contained in any Mortgage, Tenant shall, at the option of the purchaser, attorn to the purchaser at the foreclosure sale (or the purchaser by deed in lieu of foreclosure) and shall execute such instruments as may be necessary or appropriate to evidence such attornment. Landlord shall use reasonable efforts to obtain from its lender a written agreement in favor of Tenant providing that Tenant's possession and use of the Premises in accordance with the provisions of this Lease shall not be disturbed by reason of the subordination to or any modification of or default under such deed to secure debt so long as Tenant is not in default in the performance of its obligations under this Lease, with such agreement to be in a form then customarily utilized by institutional lenders.

         25. Estoppel Certificate. Tenant agrees to certify in writing the status of this Lease and the rental hereunder, at any time and from time to time, upon fifteen (15) days written notice from Landlord and, in the event Tenant fails to provide timely the Estoppel Certificate, Tenant shall be obligated for a late fee equal to Fifty and No/100 Dollars ($50.00) for each day thereafter, until same is provided. Such certificate shall be in form reasonably satisfactory to Landlord or any governmental authority or public agency or to a prospective purchaser or lender or purchaser from, or assignee of, or holder of a security instrument executed by Landlord. In addition to any other matters required, such certificate shall certify the commencement date of the Lease term and the termination date thereof, whether or not this Lease is in full force and effect; whether or not this Lease has been amended or modified, and if so, in what manner; the date through which rental payments have been made; whether or not there are any defaults under this Lease, and if so, specifying the particulars of such defaults and the action required or taken to remedy them; whether or not there are any defenses to the enforcement of the terms and conditions of this Lease, and if so, specifying the particulars of such defenses.

         26. Holding Over. If Tenant remains in possession of the Premises after the expiration of the term hereof, with Landlord's acquiescence but without any express written agreement between Landlord and Tenant, Tenant shall be a tenant at will at 120% of the rental rate in effect at the end of this Lease, and there shall be no renewal of this Lease by operation of law. Notwithstanding the foregoing, if such holding over continues for more than thirty (30) days, effective as of the thirty-first (31st) day, holdover rent shall increase to 200% of the rental rate in effect at the end of this Lease.

         27. Attorney's Fees and Homestead. Tenant hereby waives and renounces any and all homestead or exemption rights which it may have under or by virtue of the Constitution and Laws of the United States, Georgia, and any other State as against any debt Tenant may owe Landlord under this Lease and, to pay any such debt, Tenant hereby transfers, conveys, and assigns to Landlord all homestead or exemption rights which may be allowed or set apart to Tenant, including such as may be set apart in any bankruptcy proceeding. The prevailing party in any action brought hereunder shall be entitled to an award of its reasonable attorneys' fees against the non-prevailing party.

         28. Waiver of Rights. No failure or delay of Landlord to exercise any right or power given him herein, or to insist upon strict compliance by Tenant of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a modification hereof or a waiver by Landlord of his rights to demand strict compliance with the terms hereof by Tenant. This Lease constitutes and contains the sole and entire agreement of Landlord and Tenant, and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Premises shall have any legal effect. No agent or employee of Landlord has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by Landlord.

         29. Notices. All notices, elections, requests, demands or other communications hereunder shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being (a) personally delivered, (b) deposited with a recognized overnight courier service such as Federal Express, United Parcel Service, or the like, or (c) deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, the time period in which a response to any such notice, election, demand or request must be given, shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of change in address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response, if given to Landlord, shall be addressed as follows:

                  Three Rivers Land Development, L.L.C.
                  Attn: Don J. Harris
                  3312 Piedmont Road, Suite 101
                  Atlanta, Georgia 30305

and if to Tenant, addressed as follows:

                  The Summit National Bank
                  Attn: President
                  4360 Chamblee Dunwoody Road
                  Atlanta, Georgia 30341

         30. Effect of Termination of Lease. No termination of this Lease prior to the normal ending thereof by lapse of time or otherwise shall affect Landlord's right to collect rent for the period prior to termination thereof. Termination of this Lease shall not affect Landlord's right to enforce any provision of this Lease which by its terms or implications survives its termination.

         31. No Partnership. It is understood and agreed that the relationship of the parties hereto is strictly that of Landlord and Tenant and that Landlord has no ownership in Tenant's enterprise and that this Lease shall not be construed as a joint venture, association or partnership. Tenant is not and shall not be deemed to be an agent or representative of Landlord.

         32. Quiet Enjoyment. Landlord covenants, represents and warrants that Tenant, upon the timely payment of the rent and the timely performance of all other covenants and agreements hereunder, shall peaceably and quietly have, hold and enjoy the Premises without interruption or hindrance by Landlord or any other person or entity holding or claiming by, through or under Landlord, except as otherwise provided herein.

         33. Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

         34. Time of Essence. Time is of the essence of this Lease and each and every Paragraph and subparagraph hereof.

         35. Severability. This Lease has been executed and delivered in the State of Georgia and shall be governed by the laws of Georgia. Whenever possible, each provision of this Lease shall be interpreted in such a manner as to be effective and valid under applicable law; provided, however, that if any provision of this Lease is or becomes illegal, invalid or unenforceable by reason of present or future laws or rules or regulations of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such provision, in the sole determination of Landlord, is essential to the rights of Landlord or Tenant, in which event, Landlord may terminate this Lease by written notice to Tenant.

         36. Brokerage. Tenant represents to Landlord and Landlord represents to Tenant that all negotiations relative to this Lease and the transaction contemplated hereby have been carried out directly by each party hereto on its own behalf without the intervention of any broker or third party, and that neither party has engaged, consented to or authorized any broker, investment banker or third party to act on its behalf, directly or indirectly as a broker or finder in connection with the transaction contemplated by this Lease. Each party shall indemnify and hold the other harmless from and against any claim of any broker or finder asserting that he, she or it has dealt with such party and, therefore, is due a commission as the procuring cause of this transaction.

         37. Landlord's Self-Help. If Tenant shall default in the performance of any covenant required to be performed by virtue of any provision of this Lease, Landlord may, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, perform the same for the account of Tenant. If Landlord, at any time, elects to pay any sum of money or do any acts which would require the payment of any sum of money by reason of the failure of Tenant, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, to comply with any provision of this Lease, or if Landlord is compelled to incur any expense, including but not limited to reasonable attorney's fees, instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord, with all interest, costs and damages, shall constitute additional rental and shall be due and payable from Tenant to Landlord on the next rent payment due date following the incurring of such expense. If there shall be forwarded to Tenant written notice of the existence of any mortgage or deed to secure debt covering the Premises, then, without limiting any other provisions of this Lease, Tenant shall, so long as such mortgage or deed to secure debt is outstanding, give to such mortgagee the same notice and opportunity to correct any default as is required to be given to Landlord under this Lease, but such notice of default may be given by Tenant to Landlord and such mortgagee concurrently. The remedies of Landlord contained in this Paragraph 37 are in addition to and not in limitation of any other remedies of Landlord contained elsewhere in this Lease, or as may be provided by law or equity.

         38. Sale by Landlord. Landlord's right to sell, convey, transfer, assign or otherwise dispose of the Premises or any other portion of the Property shall be unrestricted and, in the event of any such sale, conveyance, transfer or assignment by Landlord, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate, and Tenant shall look only and solely to the party to whom or which the Property is sold, conveyed, transferred, assigned or otherwise disposed of for performance of all Landlord's duties and obligations under this Lease, excepting Landlord shall remain liable for any defaults by Landlord existing at the time of transfer.

         39. Miscellaneous.

                  (a) Except as otherwise provided herein, the rights and obligations of Landlord and Tenant hereunder shall be binding upon and shall inure to the benefit of their respective legal representatives, successors and assigns.

                  (b) The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders and the singular form shall include the plural, where the context so requires.

                  (c) The headings of the paragraphs in this Lease are merely descriptive, are intended for reference purposes only and do not constitute a part of the terms and provisions of this Lease.

                  (d) The parties agree that this Lease shall not be recorded; provided, however, that Tenant shall have the right, at its sole cost and expense, to record a Memorandum of Lease in a form approved and executed by Landlord. In no event shall the Memorandum of Lease set forth the rental or other charges payable by Tenant under this

Lease. Any such Memorandum of Lease shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

         40. Right of First Refusal. Landlord does hereby grant Tenant a Right of First Refusal to acquire the Property in accordance with the terms of this Paragraph 40.

                  (a) If at any time after the date hereof Landlord shall receive an offer (the "Offer") to sell the Property, the Landlord shall, prior to acceptance of the Offer, promptly deliver to the Tenant a "First Refusal Notice," specifying the terms and conditions of the Offer, and granting to the Tenant the option to purchase the Property at the price and on the terms and conditions contained in the Offer. The Tenant shall have the option, exercisable by notice in writing to the Landlord within ten (10) business days from the date of receipt of the First Refusal Notice, to purchase the Property. The Closing of such purchase shall occur within sixty (60) days from the date of exercise of such option by the Tenant. At such Closing, the Landlord shall effect and consummate the sale and transfer of the Property in accordance with the terms of the Offer.

                  (b) If the Tenant fails to exercise the option to purchase the Property as contained in this Paragraph, the Landlord shall be free to dispose of the Property to the person making the Offer only at the price and on the terms and conditions contained in the Offer; provide , however, that in the event the Landlord fails fully and finally to dispose of the Property within a period of sixty (60) days following the expiration of the option period provided in this Paragraph, the Landlord may not thereafter transfer the Property, or any portion thereof, without having again complied with the terms and conditions of this Paragraph.

                  (c) In the event Tenant shall assign this Lease or sublease all or any portion of the Premises, this Right of First Refusal shall terminate, except in the event of an assignment of this Lease for the circumstances provided for in Section 16(a)for which Landlord's consent is not required.

         41. Option to Extend. Provided Tenant has not been given more than one
(1) notice of default during any consecutive twelve (12) month period following the Commencement Date, and further provided that no default shall then be existing, Landlord does hereby grant Tenant a series of three (3) options, each for a term of five (5) years, to extend this Lease in accordance with the terms of this Paragraph 41, as follows:

                  Option No.                 Lease Years
                  ----------                 -----------
                      1                          6-10
                      2                         11-15
                      3                         16-20

Tenant shall give Landlord written notice of its intention to exercise each respective option to renew at least one hundred eighty (180) days prior to the expiration of the then current term of the Lease. Such notice must be sent in accordance with Section 29 of this Lease,

         IN WITNESS WHEREOF, the parties have entered into this Lease under seal, effective as of the date and year first above written.

LANDLORD:                                            TENANT:

THREE RIVERS LAND                                    THE SUMMIT NATIONAL BANK
DEVELOPMENT, L.L.C.


By: /s/ DON J. HARRIS                                By: /s/ PIN PIN CHAU
   ------------------                                   ---------------------
   Don J. Harris                                        Pin Pin Chau
   Member/Manger                                        President

                                                        [CORPORATESEAL]

                                  EXHIBIT "A"



                                     [MAP]

                                  EXHIBIT "B"

                                  WORK LETTER

         This Exhibit is attached to and made a part of the Lease dated February 4, 2000, by and between THE SUMMIT NATIONAL BANK, a wholly-owned subsidiary of SUMMIT BANK CORPORATION, a Georgia corporation (the "Tenant"), and THREE RIVERS LAND DEVELOPMENT, L.L.C., a Georgia limited liability company (the "Landlord") for space in the building commonly known as 3280 Holcomb Bridge Road, Norcross, Gwinnett County, Georgia.

         1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Landlord's sole cost and expense. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

         2. Landlord shall be solely responsible for the preparation and submission to Tenant of the final architectural, electrical and mechanical construction drawings, plans and specifications (the "Plans") necessary to construct the Landlord Work, which plans shall be subject to the reasonable approval of Tenant. It is understood that the Plans generally shall provide that the Premises be in harmony with the current aesthetic design, look and finishes of the Property as occupied by Tenant prior to the commencement of Landlord Work. As used herein, Plans shall include a traffic and parking plan for the Property.

         3. Upon Landlord's request, Tenant shall provide timely information and input regarding all elements of the design of the Premises (including, without limitation, functionality of design, the configuration of the Premises, and specialized security requirements). Tenant covenants and agrees to devote such time as may be necessary in consultation with Landlord and its architects and engineers to enable them to complete timely the Plans and Landlord Work. (As used herein, the word "architect" shall include an interior designer or space planner.)

         4. Upon completion of the Plans, Landlord shall submit same to Tenant for its approval, which approval shall not be unreasonably withheld. Tenant shall give its consent or denial of the Plans within fifteen (15) days of Landlord's submission of same, and if approval of same shall be denied, Tenant shall specify the reasons for such denial. Unless timely denied, the Plans shall be deemed approved. Time is of the essence in respect of approval of the Plans by Tenant.

         5. If Tenant shall request any change, addition or alteration in any of the Plans after approval of same, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one (1) business day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any delay in completion of the Premises resulting therefrom. In the event such revisions result in increased construction costs, such increased costs, plus any applicable state sales or use tax thereon, shall be paid by Tenant upon demand.

         6. Following approval of the Plans, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

                                  EXHIBIT "C"

                              CONFIRMATION NOTICE

         Re: Lease Agreement ("Lease") dated as of February 4, 2000, by and between Three Rivers Land Development, L.L.C., as Landlord, and The Summit National Bank, as Tenant.

Dear Sirs:

         Pursuant to Article 3 of the captioned Lease, please be advised as follows:

         1. The Rental Commencement Date is the ___ day of __________, 2000, and the expiration date of the Lease Term is the ___ day of __________, subject however to the terms and provisions of the Lease.

         2. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.

                                    "LANDLORD"
                                    Three Rivers Land Development, L.L.C.

                                    By:
                                       ----------------------------------

                                    Title:
                                          -------------------------------


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